PLEASE NOTE: This EQUI-VEST Strategies Enrollment Form may be used only where an EQUI-VEST Strategies unit has been established as a result of a request for proposal. **If this form is used for any other products or before an EQUI-VEST Strategies unit has been established, it will be returned.**

If you are not sure if an EQUI-VEST Strategies unit has been established, contact EQUI-VEST Customer Service at (800) 628-6673.

AXA Equitable Life Insurance Company

EQUI-VEST® Strategies[SM] (Series 901)
Combination Fixed and Variable Deferred Annuity
401(a) Enrollment Form

Mailing Instructions:
Express Mail: (with money):
JPMorganChase
4 Chase Metrotech Center, 7th Floor
NY Remit One Image Lockbox # 13823
Brooklyn, NY 11245-0001
Regular Mail: (with money):
EQUI-VEST Unit Annuity
Lockbox P.O. Box 13823
Newark, NJ 07188-0463

AXA EQUITABLE

Express Mail: (without money):
EQUI-VEST New Business
100 Madison St., Suite 1000
Syracuse, NY 13202

Regular Mail: (without money):
EQUI-VEST New Business
P.O. Box 4704, Syracuse, NY 13221-4704

1. Employer information

Employer/and (or) School Name/Unit Name

Unit Number ______

2. Participant information (Check appropriate boxes)

If your Mailing Address is different from the Primary Residential Address below, please provide your Mailing Address in Section 8.

☐ Mr. ☐ Mrs. ☐ Miss ☐ Ms. ☐ Other ______

☐ Male ☐ Female

First Name | Middle Initial | Last Name

☐ Home
☐ Work

Birth Date *(mm/dd/yy)* | Age at Nearest Birthday | Daytime Phone Number

U.S.A. Primary Residential Address — **No P.O. Box Permitted**

City | State | Zip Code

Email Address (optional)

___ - ___ - ___
Social Security Number **(Required)**

Vesting Start Date ______ Date of Hire ______

Valid Driver's License No./State Issued ID # | State | Exp. Date

U.S. Citizen? ☐ Yes ☐ No (If No, complete below and attach copy)

Country | Passport # | U.S. Visa Type

3. Beneficiary(ies) information

Primary

1. ______ ______ ______ %
First Name | Last Name

Relationship to Participant:
☐ Spouse
☐ Child
☐ Other: ______

T.I.N.: S.S.N. ☐ or E.I.N. ☐ ______

3. Beneficiary(ies) information (continued)

2. ______ ______ ______ %
First Name | Last Name

Relationship to Participant:
☐ Spouse
☐ Child
☐ Other: ______

T.I.N.: S.S.N. ☐ or E.I.N. ☐ ______

Contingent

1. ______ ______ ______ %
First Name | Last Name

Relationship to Participant:
☐ Spouse
☐ Child
☐ Other: ______

T.I.N.: S.S.N. ☐ or E.I.N. ☐ ______

4. Optional feature — Enhanced Death Benefit

If you would like to elect the Enhanced Death Benefit, please check the following box:

☐ YES, I would like to elect the Enhanced Death Benefit.

5. Contribution amount

1. If a payment will be forwarded at a later date, you must complete #5-1A and, if applicable, #5-1B. If a payment will be provided when the application is signed, complete #5-1C only.

A. Expected first-year contribution: $ ______
Indicate the amount expected to be contributed in the first year of this certificate.
(Exclude direct transfer or rollover amounts)

B. Expected direct transfer or rollover amounts: $ ______
(i) If you intend to allocate all or a portion of this amount to Special Dollar Cost Averaging, also complete #7
(ii) If this is a rollover, is it from a 401(k) plan or other eligible retirement plan?
☐ Yes ☐ No

C. Amount provided with this enrollment form:
(i) Total amount for investment options listed in ***#6.*** $ ______
(ii) Provide a breakdown of employee and employer contributions. $ ______ (Employee) $ ______ (Employer)

2. Reminder/Contribution information:
Months to be excluded, if any, from Plan Contribution Statement (months must be consecutive and from May to September only): ______

6. Selection of investment options and allocation percentages

Must check either Box A or Box B, but not both.

A. ☐ ***Maximum Transfer Flexibility.*** **By checking this box, you may invest in the investment options listed in this section which are not boxed off. Transfers out of the Guaranteed Interest Option will not be limited.**

B. ☐ ***Maximum Fund Choice.*** **By checking this box, you may invest in any of the investment options listed in this section. Transfers out of the Guaranteed Interest Option will be limited (see prospectus for details).**

Current Allocation (Applies to Boxes A and B): Select the allocation for the contributions indicated in #5-1A or any amounts that you may invest in these investment options in the future. You can change this allocation for future contributions at any time. The percentages entered below must be in whole numbers and total 100%.

Guaranteed-Fixed

_____% Guaranteed Interest Option (A1*)

Asset Allocation

AXA Allocation

_____% AXA Aggressive Allocation (18*)
_____% AXA Moderate Allocation (T4*)
_____% AXA Moderate-Plus Allocation (17*)

Target Allocation

_____% Target 2015 Allocation (6G*)
_____% Target 2025 Allocation (6H*)
_____% Target 2035 Allocation (6I*)
_____% Target 2045 Allocation (6J*)

Other Asset Allocation

_____% All Asset Allocation (7H*)
_____% EQ/Franklin Templeton Allocation (6P*)

Large Cap Stocks

_____% AXA Tactical Manager 500-I (7M*)
_____% EQ/BlackRock Basic Value Equity (81*)
_____% EQ/Boston Advisors Equity Income (33*)
_____% EQ/Calvert Socially Responsible (92*)
_____% EQ/Capital Guardian Growth (74*)
_____% EQ/Common Stock Index (T1*)
_____% EQ/Davis New York Venture (6Q*)
_____% EQ/Equity 500 Index (TE*)
_____% EQ/Equity Growth PLUS (94*)
_____% EQ/JPMorgan Value Opportunities (72*)
_____% EQ/Large Cap Core PLUS (85*)
_____% EQ/Large Cap Growth Index (82*)
_____% EQ/Large Cap Growth PLUS (77*)
_____% EQ/Large Cap Value Index (49*)
_____% EQ/Large Cap Value PLUS (89*)
_____% EQ/Lord Abbett Growth and Income (02*)
_____% EQ/Lord Abbett Large Cap Core (05*)
_____% EQ/Montag & Caldwell Growth (34*)
_____% EQ/Mutual Large Cap Equity (6F*)
_____% EQ/T. Rowe Price Growth Stock (32*)
_____% EQ/Van Kampen Comstock (07*)
_____% Fidelity® VIP Contrafund® (7R*)
_____% Fidelity® VIP Equity Income (7S*)
_____% MFS® Investors Growth Stock (8I*)
_____% MFS® Investors Trust (7P*)
_____% Multimanager Aggressive Equity (T2*)
_____% Multimanager Large Cap Value (58*)
_____% Oppenheimer Main Street Fund®/VA (7Q*)

Mid Cap Stocks

_____% American Century VP Mid Cap Value (7V*)
_____% AXA Tactical Manager 400-I (7L*)
_____% EQ/Mid Cap Index (55*)
_____% EQ/Mid Cap Value PLUS (79*)
_____% EQ/Morgan Stanley Mid Cap Growth (08*)
_____% Fidelity® VIP Mid Cap (7U*)
_____% Goldman Sachs VIT Mid Cap Value (7W*)
_____% Invesco V.I. Mid Cap Core Equity (7T*)
_____% Multimanager Mid Cap Growth (59*)
_____% Multimanager Mid Cap Value (61*)

Small Cap Stocks

_____% AXA Tactical Manager 2000-I (7K*)
_____% EQ/AllianceBernstein Small Cap Growth (TP*)
_____% EQ/AXA Franklin Small Cap Value Core (6E*)
_____% EQ/GAMCO Small Company Value (37*)
_____% EQ/Small Company Index (97*)
_____% Invesco V.I. Small Cap Equity (7X*)
_____% Ivy Funds VIP Small Cap Growth (7Y*)
_____% Multimanager Small Cap Growth (36*)
_____% Multimanager Small Cap Value (91*)

International Stocks/Global

_____% AXA Tactical Manager International-I (7N*)
_____% EQ/AllianceBernstein International (TN*)
_____% EQ/Global Multi-Sector Equity (78*)
_____% EQ/International Core PLUS (88*)
_____% EQ/International Growth (26*)
_____% EQ/International Value PLUS (73*)
_____% EQ/Oppenheimer Global (6A*)
_____% EQ/Templeton Global Equity (6D*)
_____% Invesco V.I. International Growth (7Z*)
_____% Lazard Retirement Emerging Markets Equity (8H*)
_____% MFS® International Value (8A*)
_____% Multimanager International Equity (65*)

AXA Allocation (Not available under Max Flex option)

_____% AXA Conservative Allocation (15*)
_____% AXA Conservative-Plus Allocation (16*)

Bonds (Not available under Max Flex option)

_____% EQ/Core Bond Index (96*)
_____% EQ/Global Bond PLUS (47*)
_____% EQ/Intermediate Government Bond Index (TI*)
_____% EQ/PIMCO Ultra Short Bond (28*)
_____% EQ/Quality Bond PLUS (TQ*)
_____% Ivy Funds VIP High Income (8G*)
_____% Multimanager Core Bond (69*)
_____% Multimanager Multi-Sector Bond (TH*)
_____% Templeton Global Bond Securities (8F*)

Cash Equivalents (Not available under Max Flex option)

_____% EQ/Money Market (T3*)

Sector/Specialty (Not available under Max Flex option)

_____% EQ/Franklin Core Balanced (6C*)
_____% PIMCO VIT CommodityRealReturn® Strategy (8E*)

Sector/Specialty

_____% Invesco V.I. Financial Services (8B*)
_____% Invesco V.I. Global Real Estate (8C*)
_____% Ivy Funds VIP Energy (8D*)
_____% MFS® Technology (8J*)
_____% MFS® Utilities (8K*)
_____% Multimanager Technology (67*)

_____% **Total of all investment options chosen must equal 100%**

* The number in parentheses is shown for data input only.

7. Special Dollar Cost Averaging (Special DCA)

Only available for direct transfer and rollover contributions. Choose one time period. Indicate the percentage of the contribution indicated in Section #5-1B or #5-1C to be allocated to Special DCA for the time period selected. (Choose only one)

☐ 3-months: ☐ **100% Allocation or** ☐ $ ____________

☐ 6-months: ☐ **100% Allocation or** ☐ $ ____________

☐ 12-months: ☐ **100% Allocation or** ☐ $ ____________

Use the Special DCA allocation column below for amounts to be transferred under the Special DCA program.

If only allocating a portion of the direct transfer or rollover to Special DCA, you must complete the contribution allocations listed in #6.

Note: Your choice of Maximum Transfer Flexibility or Maximum Fund Choice as indicated in #6 will also apply to the investment options listed in this section.

Special DCA Allocation

Asset Allocation

AXA Allocation

_________% AXA Aggressive Allocation (18*)
_________% AXA Moderate Allocation (T4*)
_________% AXA Moderate-Plus Allocation (17*)

Target Allocation

_________% Target 2015 Allocation (6G*)
_________% Target 2025 Allocation (6H*)
_________% Target 2035 Allocation (6I*)
_________% Target 2045 Allocation (6J*)

Other Asset Allocation

_________% All Asset Allocation (7H*)
_________% EQ/Franklin Templeton Allocation (6P*)

Large Cap Stocks

_________% AXA Tactical Manager 500-I (7M*)
_________% EQ/BlackRock Basic Value Equity (81*)
_________% EQ/Boston Advisors Equity Income (33*)
_________% EQ/Calvert Socially Responsible (92*)
_________% EQ/Capital Guardian Growth (74*)
_________% EQ/Common Stock Index (T1*)
_________% EQ/Davis New York Venture (6Q*)
_________% EQ/Equity 500 Index (TE*)
_________% EQ/Equity Growth PLUS (94*)
_________% EQ/JPMorgan Value Opportunities (72*)
_________% EQ/Large Cap Core PLUS (85*)
_________% EQ/Large Cap Growth Index (82*)
_________% EQ/Large Cap Growth PLUS (77*)
_________% EQ/Large Cap Value Index (49*)
_________% EQ/Large Cap Value PLUS (89*)
_________% EQ/Lord Abbett Growth and Income (02*)
_________% EQ/Lord Abbett Large Cap Core (05*)
_________% EQ/Montag & Caldwell Growth (34*)
_________% EQ/Mutual Large Cap Equity (6F*)
_________% EQ/T. Rowe Price Growth Stock (32*)
_________% EQ/Van Kampen Comstock (07*)
_________% Fidelity® VIP Contrafund® (7R*)
_________% Fidelity® VIP Equity Income (7S*)
_________% MFS® Investors Growth Stock (8I*)
_________% MFS® Investors Trust (7P*)
_________% Multimanager Aggressive Equity (T2*)
_________% Multimanager Large Cap Value (58*)
_________% Oppenheimer Main Street Fund®/VA (7Q*)

Mid Cap Stocks

_________% American Century VP Mid Cap Value (7V*)
_________% AXA Tactical Manager 400-I (7L*)
_________% EQ/Mid Cap Index (55*)
_________% EQ/Mid Cap Value PLUS (79*)
_________% EQ/Morgan Stanley Mid Cap Growth (08*)
_________% Fidelity® VIP Mid Cap (7U*)
_________% Goldman Sachs VIT Mid Cap Value (7W*)
_________% Invesco V.I. Mid Cap Core Equity (7T*)
_________% Multimanager Mid Cap Growth (59*)
_________% Multimanager Mid Cap Value (61*)

Small Cap Stocks

_________% AXA Tactical Manager 2000-I (7K*)
_________% EQ/AllianceBernstein Small Cap Growth (TP*)
_________% EQ/AXA Franklin Small Cap Value Core (6E*)
_________% EQ/GAMCO Small Company Value (37*)
_________% EQ/Small Company Index (97*)
_________% Invesco V.I. Small Cap Equity (7X*)
_________% Ivy Funds VIP Small Cap Growth (7Y*)
_________% Multimanager Small Cap Growth (36*)
_________% Multimanager Small Cap Value (91*)

International Stocks/Global

_________% AXA Tactical Manager International-I (7N*)
_________% EQ/AllianceBernstein International (TN*)
_________% EQ/Global Multi-Sector Equity (78*)
_________% EQ/International Core PLUS (88*)
_________% EQ/International Growth (26*)
_________% EQ/International Value PLUS (73*)
_________% EQ/Oppenheimer Global (6A*)
_________% EQ/Templeton Global Equity (6D*)
_________% Invesco V.I. International Growth (7Z*)
_________% Lazard Retirement Emerging Markets Equity (8H*)
_________% MFS® International Value (8A*)
_________% Multimanager International Equity (65*)

AXA Allocation (Not available under Max Flex option)

_________% AXA Conservative Allocation (15*)
_________% AXA Conservative-Plus Allocation (16*)

Bonds (Not available under Max Flex option)

_________% EQ/Core Bond Index (96*)
_________% EQ/Global Bond PLUS (47*)
_________% EQ/Intermediate Government Bond Index (TI*)
_________% EQ/PIMCO Ultra Short Bond (28*)
_________% EQ/Quality Bond PLUS (TQ*)
_________% Ivy Funds VIP High Income (8G*)
_________% Multimanager Core Bond (69*)
_________% Multimanager Multi-Sector Bond (TH*)
_________% Templeton Global Bond Securities (8F*)

Cash Equivalents (Not available under Max Flex option)

_________% EQ/Money Market (T3*)

Sector/Specialty (Not available under Max Flex option)

_________% EQ/Franklin Core Balanced (6C*)
_________% PIMCO VIT CommodityRealReturn® Strategy (8E*)

Sector/Specialty

_________% Invesco V.I. Financial Services (8B*)
_________% Invesco V.I. Global Real Estate (8C*)
_________% Ivy Funds VIP Energy (8D*)
_________% MFS® Technology (8J*)
_________% MFS® Utilities (8K*)
_________% Multimanager Technology (67*)

_________% **Total of all investment options chosen must equal 100%**

* The number in parentheses is shown for data input only.

8. Special instructions

Use this section to enter the participant's mailing address if it differs from the primary residential address. Also, for any additional details regarding beneficiary, replacement, or transfer information.

For Participants whose Mailing Address differs from their Primary Residential Address in #2.

Participant's Mailing Address:

Mailing Address — P.O. Box Accepted

City State Zip Code

9. Other Required Information *(Mandatory)*

A and B must be completed.

A. Replacement Information: (Must Respond to 1 and 2.)

1. **Do you have any other existing life insurance or annuities?**
   ☐ **Yes** ☐ **No**

2. **Will any existing life insurance or annuity be (or has it been) surrendered, withdrawn from, loaned against, changed or otherwise reduced in value, or replaced in connection with this transaction assuming the certificate applied for will be issued?**
   ☐ **Yes** ☐ **No**

   If **Yes,** complete the following (if multiple replacements, provide details in Special Instructions section):

   Year Issued Type of Plan Company Contract Number

   Company Address

B. Certificate State:

The Certificate state is your state of primary residence (Your primary residential address from Section 2) unless you sign the enrollment form in a different state. **If you are signing this enrollment form in a state other than your state of primary residence, check one box below:**

☐ I have a second residence in the state of sale.

☐ I work or conduct business in the state of sale.

If none of the above apply, the enrollment form must be signed in your state of Primary Residence, unless we approve another state.

10. Broker Transfer Authorization

☐ **Yes,** by signing this enrollment form, I hereby designate my registered representative named in EQUI–VEST Representative Report to act as my agent in giving investment option transfer instructions by telephone or electronically, and I authorize AXA Equitable to act on such instructions. I understand that AXA Equitable (i) may rely in good faith on the stated identity of a person placing such instructions, and (ii) will have no liability for any claim, loss, liability, or expense that may arise in connection with such instructions. AXA Equitable will continue to act upon this authorization until such time as it receives my written notification of a change at its processing office. AXA Equitable may (i) change or terminate telephone or electronic or overnight mail transfer procedures at any time without prior notice, and (ii) restrict fax, internet, telephone and other electronic transfer services because of disruptive transfer activity.

11. Agreement

All information and statements on this enrollment form are true and complete to the best of my knowledge and belief. I understand that no financial professional has the authority to make or modify any certificate on AXA Equitable's behalf, or to waive or alter any of AXA Equitable's rights and regulations. ***I understand that the annuity account value attributable to allocations to the variable investment options of the separate account or variable annuity benefit payments may increase or decrease and are not guaranteed as to dollar amount.*** **I acknowledge that I have received the most current program summary and any supplement(s). After reviewing my financial information and goals with my financial professional, I believe that this certificate will meet my financial goals.**

Consent for Delivery of Initial Prospectus on CD-ROM:

☐ **Yes.** By checking this box and signing the Enrollment Form below, I acknowledge that I received the initial program summary on computer readable compact disk "CD", and I am able to access the CD information. In order to retain the program summary indefinitely, I understand that I must print it. I also understand that I may request a program summary in paper format at any time by calling Customer Service at 1-877-222-2144, and that all subsequent program summary updates and supplements will be provided to me in paper format, unless I enroll in AXA Equitable's Electronic Delivery Service.

Electronic Delivery Information:

☐ By checking this box, providing my email address, and signing the enrollment form below, I am requesting that AXA Equitable send me further information about enrolling in AXA Equitable's electronic delivery so that I may receive all statements, confirms and program summary mailings electronically.

By signing this Enrollment Form the Participant acknowledges that he or she is buying the certificate for its feature and benefits other than tax deferral, as the tax-deferral feature of the certificate does not provide additional benefits.

X ______________________________ ______________ ______________________ ________

Proposed Participant's Signature | **Date (mm/dd/yy)** | **City** | **State**

EQUI-VEST® REPRESENTATIVE REPORT

Please print in black ink.

All questions must be answered.

A. I CERTIFY THAT A PROGRAM SUMMARY AND SUPPLEMENT(S) FOR THE CERTIFICATE HAVE BEEN GIVEN TO THE PROPOSED PARTICIPANT AND THAT NO WRITTEN SALES MATERIALS OTHER THAN THOSE APPROVED BY AXA EQUITABLE HAVE BEEN USED. **(THE REPRESENTATIVE WHO SECURES THIS ENROLLMENT FORM MUST SIGN IN THE SPACE PROVIDED BELOW.)**

☐ YES

B. DO YOU HAVE REASON TO BELIEVE THAT ANY LIFE INSURANCE OR ANNUITY HAS BEEN OR WILL BE SURRENDERED, WITHDRAWN FROM, LOANED AGAINST, CHANGED OR OTHERWISE REDUCED IN VALUE, OR REPLACED IN CONNECTION WITH THIS TRANSACTION, ASSUMING THE CERTIFICATE APPLIED FOR WILL BE ISSUED ON THE LIFE OF THE PARTICIPANT?

☐ YES ☐ NO (IF YES, ATTACH A COPY OF THE REPLACEMENT ACKNOWLEDGEMENT FORM.)

C. DID YOU (i) VERIFY THE IDENTITY BY REVIEWING THE DRIVER'S LICENSE/PASSPORT OF THE PROPOSED PARTICIPANT, (ii) INQUIRE ABOUT THE SOURCE OF THE CUSTOMER'S ASSETS AND INCOME AND (III) CONFIRM THAT THE PARTICIPANT IS NOT (NOR IS A FAMILY MEMBER OF OR ASSOCIATED WITH) A FOREIGN MILITARY, GOVERNMENT OR POLITICAL OFFICIAL?

☐ YES **(IF YOU ARE UNABLE TO ANSWER YES TO ALL THREE QUESTIONS, CONTACT YOUR BRANCH MANAGER.)**

D. DO YOU AUTHORIZE THE CERTIFICATE TO BE MAILED DIRECTLY TO THE PROPOSED PARTICIPANT INSTEAD OF BEING MAILED TO THE BRANCH OFFICE?

☐ YES ☐ NO

E. IS THE PROPOSED PARTICIPANT CURRENTLY AN ACTIVE DUTY* MEMBER OF THE ARMED FORCES?

☐ YES ☐ NO (IF YES, YOU MUST ALSO SUBMIT A COMPLETED AND SIGNED LIFE INSURANCE/ANNUITY DISCLOSURE TO ACTIVE DUTY MEMBERS OF THE ARMED FORCES).

* "ACTIVE DUTY" MEANS FULL-TIME DUTY IN THE ACTIVE MILITARY SERVICE OF THE UNITED STATES AND INCLUDES MEMBERS OF THE RESERVE COMPONENT (NATIONAL GUARD AND RESERVE) WHILE SERVING UNDER PUBLISHED ORDERS FOR ACTIVE DUTY OR FULL-TIME TRAINING. THE TERM DOES NOT INCLUDE MEMBERS OF THE RESERVE COMPONENT WHO ARE PERFORMING ACTIVE DUTY OR ACTIVE DUTY FOR TRAINING UNDER MILITARY CALLS OR ORDERS SPECIFYING PERIODS OF LESS THAN 31 CALENDAR DAYS.

NAME AND SIGNATURE OF THE FINANCIAL REPRESENTATIVE WHO ANSWERED THE ABOVE QUESTIONS AND VERIFIED THE ABOVE DOCUMENTS.

PRINT NAME ______________________ SIGNATURE ______________________ DATE (mm/dd/yy) ____________

EQUI-VEST ISSUES MUST ADEQUATELY REFLECT THE COMMISSION INTEREST OF ALL REPRESENTATIVES ON PREVIOUS CONTRACTS.

PRINT REPRESENTATIVE(S) NAME(S) (SERVICE REPRESENTATIVE FIRST)	LAST NAME INITIAL	REPRESENTATIVE NUMBER	REPRESENTATIVE %	AGENCY CODE	REPRESENTATIVE INSURANCE LICENSE#*

**WHERE REQUIRED BY STATE REGULATIONS*

ENROLLMENT FORM INSTRUCTIONS FOR REPRESENTATIVE

Please read before completing Enrollment Form.

A. GENERAL

- No Enrollment Form will be processed without a completed EQUI-VEST® Representative's Report.
- All checks must be made payable to AXA Equitable.
- Print neatly or type (except where signatures are required).
- Do not abbreviate.
- Any corrections must be initialed by Participant.
- Unless otherwise indicated, complete all sections.

B. ITEM

1. EMPLOYER INFORMATION

The Employer/and(or) School Name/Unit Name and Unit # must be provided.

2. PARTICIPANT INFORMATION

The participant on whose life annuity benefits are determined and upon whose death a death benefit is payable. Please note: Date of birth and social security number are mandatory. The maximum participant issue age is 80. If the proposed participant is not a U.S. citizen, a copy of the U.S. Visa and I-94 from a green card must be provided with the application. The following U.S. Visa Categories are NOT permitted: B, C, D, F, J, M, Q, TWOV.

3. BENEFICIARY(IES) INFORMATION

The individual who will receive the death benefit upon the death of the Participant. The participant must name a primary beneficiary(ies) and may also name a contingent beneficiary.

4. OPTIONAL FEATURE

Death Benefit Option: This option resets the guaranteed death benefit every third participation date anniversary to the annuity account value, if greater than the previously established guaranteed death benefit (adjusted for loans, withdrawals and contributions). It has a 15 basis point charge that is deducted annually from the annuity account value. If this option is not elected, the standard death benefit explained in the program summary will apply. This feature is only available at certificate issue, and cannot be terminated once elected.

5. CONTRIBUTION AMOUNT

If payment is to be made after the Enrollment Form is signed, the signed Enrollment Form must be submitted and payment must be forwarded promptly upon receipt. Part #5-1A and or 5-1B must be completed in all cases. Part #5-1C is ***only*** completed when payment is made at the time the Enrollment Form is signed.

7. SPECIAL DOLLAR COST AVERAGING (SPECIAL DCA)

The Special DCA program is only available for Direct Transfer or Rollover contributions. A minimum contribution amount of $2,000 is needed in order to elect the Special DCA program. Only one time period may be in effect at any time, and once a time period is selected, it cannot be changed. Contribution(s) made to the Special DCA program will be credited with the interest rate in effect on the date the first contribution is received by AXA Equitable and allocated to the time period initially selected. Transfers from Special DCA to the Guaranteed Interest Option or another Special DCA time period are not allowed.

8. SPECIAL INSTRUCTIONS

Use this section to enter the participant's mailing address if it differs from the primary residential address. Also, for any additional details regarding beneficiary, replacement, or transfer information.

9. OTHER REQUIRED INFORMATION

Mandatory.

10. BROKER TRANSFER AUTHORIZATION

For use when the participant allows the FP (named in the EQUI-VEST Representative Report) to make investment option transfer instructions on behalf of the participant.

11. AGREEMENT

Participant must sign the Enrollment Form.

REPRESENTATIVE REPORT

If you are not able to see the driver's license or passport of the participant at the time the enrollment form is signed, you can arrange for the participant to send you photocopies by mail. However, the enrollment form should not be submitted for processing until you have reviewed the copies and answered YES to this question on the Representative's Report. If you are uncertain how to proceed in a specific situation, contact your Branch Controls Manager.